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                                                           EXHIBIT 14(a)(1)(iii)

                                                    ORIX Real Estate
                                                    Capital Markets, LLC
                                                    Paul Smyth
                                                    1717 Main Street, 12th Floor
                                                    Dallas, TX  75201
                                                    214-237-2010

March 12, 2001

                        ANNUAL STATEMENT AS TO COMPLIANCE
                                Special Servicing

Ladies and Gentlemen:

This Officer's Certificate is provided to you by ORIX Real Estate Capital Markets, LLC ("ORECM") pursuant to the terms outlined in the applicable sections of certain Agreements as referenced in the attached Exhibit A, relative to the securitization for which ORECM serves as Special Servicer.

The undersigned officer, on behalf of ORECM, hereby informs you (i) that, a review of the activities of ORECM as Special Servicer and of its performance under each respective Agreement under the undersigned's supervision has been made for the period of time commencing January 1, 2000 through December 31, 2000 or a portion thereof, (ii) that, to the best of such undersigned's knowledge, based on such review, it has fulfilled all of its obligations under the Agreement and has maintained an effective internal control system relating to its servicing of the Loans serviced by it, throughout such period, and (iii) that, the undersigned has received no notice regarding qualification, nor challenging the status of the REMICS from the IRS or any other governmental body.

Also, please find attached, an Annual Independent Public Accountant's Servicing Report performed by Arthur Andersen LLP relative to the assets being serviced by ORECM for the period beginning January 1, 2000 through December 31, 2000.

Duplicates of these documents are being simultaneously sent to all parties listed on Exhibit B for receipt by March 15, 2001.

If you have any questions or comments relative to the attached documents, please call me at 214-237-2010.

Sincerely,

ORIX Real Estate Capital Markets, LLC
Special Servicer


By:  /s/ Paul Smyth
     Paul Smyth
     Managing Director Servicing

Attachments:   Annual Independent Public Accountant Servicing Report
               Exhibit A
               Exhibit B

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